UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 18, 2011 (October 18, 2011)

NET SAVINGS LINK, INC.
formerly, Calibert Explorations, Ltd.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53346
(Commission File No.)

101 North Garden Avenue, Suite 240
Clearwater, FL   33755
(Address of principal executive offices and Zip Code)

(727) 442-2600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	ENTRY INTO A MATERIALLY DEFINITIVE AGREEMENT.

On October 18, 2011 we entered into an agreement (the “Agreement”) with Mirador Consulting, Inc., a Florida corporation, with offices at 5499 N. Federal Hwy, Suite D, Boca Raton, Florida 33487 (“Mirador” or the “Consultant”) to (a) provide us with corporate consulting services on a best efforts basis in connection with introductions to other financial relations companies and other financial services; (b) contact our existing shareholders, responding in a professional manner to their questions and following up as appropriate; and (c) use its best efforts to introduce us to various securities dealers, investment advisors, analysts, funding sources and other members of the financial community with whom Mirador has established relationships, and generally assist us in our efforts to enhance its visibility in the financial community.  The Agreement shall remain in effect for a period of three months from October 18, 2011 and thereafter may be renewed upon the mutual written consent of the parties.  As consideration for the foregoing services, the Consultant will purchase from us 1,000,000 restricted shares of common stock at a purchase price of $200.00.  At any time following the signing of the Agreement if we file a registration statement with the SEC registering an amount of securities equal to at least $500,000, we will include the aforesaid 1,000,000 shares of common stock in said registration statement.

ITEM 9.01                      EXHIBITS.

Exhibit	Document Description

10.1	Agreement with Mirador Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 18th day of October, 2011.

NET SAVINGS LINK, INC.

BY:	DAVID SALTRELLI
David Saltrelli, President
President, Principal Executive Officer, Principal Accounting Officer and a member of the Board of Directors